Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2013 AND ANNOUNCES NEW CREDIT AGREEMENT

North Andover, MA…February 18, 2014.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and year ended December 31, 2013.  Sales for the fourth quarter of 2013 increased 6.1%, or 4.6% organically, as compared to the fourth quarter of 2012.  Sales for the year ended December 31, 2013 increased 3.2%, or 2.1% organically, as compared to the year ended December 31, 2012.  Net income per diluted share from continuing operations (EPS) for the fourth quarter and year ended December 31, 2013 was $0.23 and $1.71, respectively, as compared to $0.51 and $1.95 for the fourth quarter of 2012 and the year ended December 31, 2012, respectively.  Adjusting for special items, fourth quarter 2013 adjusted EPS was $0.57 compared to fourth quarter 2012 adjusted EPS of $0.60 and adjusted EPS for the year ended December 31, 2013 was $2.22 compared to $2.17 for the year ended December 31, 2012.    A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31			Year ended December 31
(In millions, except per share information)	2013	2012	% Change	2013	2012	% Change
Sales	$376.0	$354.5	6.1%	$1,473.5	$1,427.4	3.2%
Operating income - as reported	17.1	30.7	-44.3%	111.5	123.3	-9.6%
Operating margin % - as reported	4.5%	8.7%		7.6%	8.6%

Operating income - as adjusted	36.7	37.0	-0.8%	140.2	137.0	2.3%
Operating margin % - as adjusted	9.8%	10.4%		9.5%	9.6%

Net income from continuing operations	8.2	18.2	-54.9%	60.9	70.4	-13.5%
Diluted earnings per share from continuing operations	$0.23	$0.51	-54.9%	$1.71	$1.95	-12.3%

Special items	0.34	0.09		0.51	0.22
Adjusted earnings per share from continuing operations	$0.57	$0.60	-5.0%	$2.22	$2.17	2.3%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables. 2012 fourth quarter and year-to-date results have been recast to reflect Watts Insulation GmbH (Austroflex) as a discontinued operation.

Fourth Quarter/Full Year Highlights:

•                  Fourth quarter organic sales growth of 4.6% is a level we haven’t achieved since the third quarter of 2009 and full year 2013 sales were the highest in the Company’s history.

•                  During 2013, we made significant progress with our lead free conversion program.  As part of the transition, we incurred incremental costs from manufacturing inefficiencies of $1.4 million during the fourth quarter and $5.8 million for the year ended December 31, 2013.

•                  In December 2013, we reached an agreement in principle to settle a class action lawsuit, as previously disclosed.  In connection with the settlement, we recorded a $13.6 million net charge.

•                  We have commenced a process to transform the Europe, Middle East and Africa (EMEA) business from a regional focus to a pan European focus.  A resulting charge of $1.2 million for non-recurring deployment costs was incurred in the fourth quarter of 2013. We expect this transformation program to be ongoing through 2016.

•                  Adjusted operating margins decreased 0.6 percentage points to 9.8% for the fourth quarter of 2013 as compared to the fourth quarter of 2012, primarily due to $3.0 million in incremental customer rebate costs and $1.4 million in manufacturing inefficiencies related to lead free conversion, with an impact to EPS in the quarter of $0.08.

•                  2013 free cash flow of $92.1 million represented a 151.2% cash conversion rate of free cash flow to net income from continuing operations and is the sixth consecutive year that the Company generated free cash flows in excess of 135% of net income.

•                  Adjusted 2013 full year EPS from continuing operations of $2.22 was $0.05, or 2.3%, higher than the full year 2012. The share repurchase program (net) and the effect of foreign exchange positively affected adjusted EPS from continuing operations by $0.06, as compared to 2012.

The Americas sales increased $14.7 million to $220.6 million in the fourth quarter of 2013, compared to $205.9 million for the fourth quarter of 2012.  This increase was due to an organic sales increase of $16.2 million, or 7.9%, partially offset by unfavorable foreign exchange movements of $1.5 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the Americas wholesale, OEM and DIY markets grew organically by 8.7%, 4.1% and 6.6%, respectively, during the fourth quarter as compared to the same period in 2012, primarily from increased sales of residential and commercial products and HVAC and gas products.

EMEA sales increased $5.6 million to $146.2 million for the fourth quarter of 2013, compared to $140.6 million for the fourth quarter of 2012.  The increase was due to favorable foreign exchange movements associated with the strengthening of the euro versus the U.S. dollar of $6.6 million, offset by a reduction in organic sales of $1.0 million or (0.7%).  Organic sales in the EMEA wholesale market decreased by 3.5% but were substantially offset by a 3.7% increase in OEM sales as compared to the fourth quarter of 2012.  EMEA segment sales represented approximately 39% and 40% of total Company sales in the fourth quarters of 2013 and 2012, respectively.

Asia Pacific sales increased $1.2 million, or 15%, to $9.2 million for the fourth quarter of 2013, compared to $8.0 million for the fourth quarter of 2012.  The increase was primarily due to an organic increase of $1.0 million, or 12.5%.

Adjusted operating income for the fourth quarter of 2013 decreased by $0.3 million, or 0.8%, to $36.7 million, as compared to the fourth quarter of 2012.  The Americas adjusted operating margins decreased by 1.3 percentage points to 12.3%, as the segment incurred incremental customer rebate charges of $3.0 million and $1.4 million in manufacturing inefficiencies related to the lead free conversion.  EMEA adjusted operating margins increased 0.9 percentage points to 11.1% on flat sales due to productivity and cost savings initiatives.

During the fourth quarter, the Company spent approximately $3.0 million to repurchase its shares on the open market as part of the $90.0 million share repurchase program announced in April 2013.  The Company repurchased approximately 52.1 thousand shares during the fourth quarter and for the full year 2013 spent approximately $23 million to repurchase 453.9 thousand shares.

The full year 2013 sales increase of $46.1 million was primarily due to organic growth of $30.6 million and favorable foreign exchange movements of $14.8 million.  Organic sales growth in the Americas of 5.5% and Asia Pacific of 20.5%, was partially offset by a decrease in EMEA organic sales of 3.6%.

Full year free cash flow was $92.1 million in 2013, as compared to free cash flow of $103 million in 2012.  The conversion rate of free cash flow to net income from continuing operations was 151.2% as compared to 146.3% in 2012.  This is the sixth consecutive year that the Company generated free cash flows in excess of 135% of net income. At December 31, 2013, net debt to capitalization ratio was 3.8%, as compared to 10.8% at December 31, 2012, the decrease driven primarily by cash generation during the year. As of year-end, the Company had approximately $268.0 million of cash on hand.

Effective February 18, 2014, the Company entered into a new unsecured line of credit agreement (the Agreement) with a syndicate of banks.  The Agreement provides a credit line of up to $500 million, matures in February 2019, and provides an applicable rate, as defined in the Agreement, on funds borrowed that is lower than our prior credit agreement.  The Company expects to use the proceeds from any drawdowns under the Agreement for general corporate purposes, acquisitions and the repayment of existing debt.

Dean P. Freeman, interim Chief Executive Officer and Chief Financial Officer, commented, “We continued to see positive developments in our business during the fourth quarter.  We delivered global organic sales growth of 4.6% in the quarter, a growth level we haven’t achieved since the third quarter of 2009.  Organic sales continued to grow in the Americas as all major channels grew in the quarter.  In EMEA, organic sales were only marginally below the fourth quarter of 2012 despite a difficult macro environment.  Asia Pacific sustained its double digit sales growth trend with continued expansion of HVAC products.

“Adjusted operating margins of 9.8% in the quarter were impacted by a couple of items. They included customer rebates in the Americas and manufacturing inefficiencies in the Americas related to the lead free conversion.  The incremental rebate costs were driven primarily by accrual true-up adjustments for certain customers attaining higher incentive targets in 2013.  The incremental costs for manufacturing inefficiencies in the quarter related to the lead free conversion and we believe any material incremental costs are now behind us.”

“Operating margins on a GAAP basis include a net charge for the settlement in principle of a class action lawsuit in the Americas in the amount of $13.6 million, which we previously disclosed in December.  Also included is a charge of $1.2 million for non-recurring deployment costs, mostly professional service expenses, incurred in connection with a process to transform the EMEA business from a regional focus to a pan European focus.  We expect this transformation program to be ongoing through 2016 and to generate incremental costs and savings in addition to the restructuring efforts announced last July. We anticipate total non-recurring external spend of between $12.0 million and $12.5 million with total forecasted annual savings of $18.0 million by 2018 relating to this program.”

Mr. Freeman concluded, “Overall, we believe 2013 moved us in a positive direction.  In the Americas, we made significant progress with our lead free conversion program, successfully transitioning both our manufacturing processes and our customers’ product requirements.  In EMEA, although organic sales decreased for year, the rate of decline decreased sequentially as the year progressed. We are undertaking both a restructuring effort and a business transformation initiative in Europe to drive more profitable growth. And we were very pleased with our continued progress in Asia Pacific, as the team delivered 20.5% organic growth in 2013 on top of 18% organic growth in 2012.  For 2014, we expect to benefit from a continued residential construction recovery and a steady repair and replacement market, we believe there should be some stabilization in the European markets and we expect that we would continue to participate in the market expansion opportunities that we see in Asia Pacific.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, goodwill and other long-lived asset impairment charges, significant legal and customs settlements, CFO retention costs, earnout adjustments, stock option acceleration costs, deployment costs, acquisition accounting costs, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter and year end results for 2013 on Wednesday, February 19, 2014, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 19, 2015.

The Company’s 2014 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 14, 2014 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statement relating to the transformation of our EMEA business.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions; the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; difficulties in converting lead free products; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability costs; failure of the settlement in Trabakoolas v. Watts to gain approval; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
STATEMENTS OF INCOME

Net sales	$376.0	$354.5	$1,473.5	$1,427.4

Net income from continuing operations	$8.2	$18.2	$60.9	$70.4
Loss from discontinued operations	—	(2.7)	(2.3)	(2.0)
Net income	$8.2	$15.5	$58.6	$68.4

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.6	35.5	35.6	36.1

Net income (loss) per share
Continuing operations	$0.23	$0.51	$1.71	$1.95
Discontinued operations	—	(0.08)	(0.07)	(0.05)
Net income	$0.23	$0.44	$1.65	$1.90

Cash dividends per share	$0.13	$0.11	$0.50	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$267.9	$271.3
Short-term investment securities	—	2.1
Trade accounts receivable, less allowance for doubtful accounts of $9.7 million at December 31, 2013 and $9.5 million at December 31, 2012	212.9	206.2
Inventories, net:
Raw materials	111.3	110.8
Work in process	19.1	20.5
Finished goods	179.8	156.7
Total Inventories	310.2	288.0
Prepaid expenses and other assets	35.0	22.5
Deferred income taxes	29.8	21.5
Assets held for sale	1.3	—
Assets of discontinued operations	—	11.7
Total Current Assets	857.1	823.3

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	539.2	510.2
Accumulated depreciation	(319.3)	(288.5)
Property, plant and equipment, net	219.9	221.7

OTHER ASSETS:
Goodwill	514.8	504.0
Intangible assets, net	132.4	145.4
Deferred income taxes	3.8	4.8
Other, net	12.2	9.8
TOTAL ASSETS	$1,740.2	$1,709.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$145.6	$131.3
Accrued expenses and other liabilities	135.2	116.6
Accrued compensation and benefits	43.9	41.9
Current portion of long-term debt	2.2	77.1
Liabilities of discontinued operations	—	1.5
Total Current Liabilities	326.9	368.4

LONG-TERM DEBT, NET OF CURRENT PORTION	305.5	307.5
DEFERRED INCOME TAXES	45.9	44.9
OTHER NONCURRENT LIABILITIES	59.8	48.7

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,824,779 shares at December 31, 2013 and 28,673,639 shares at December 31, 2012	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,489,290 shares at December 31, 2013 and 6,588,680 at December 31, 2012	0.6	0.6
Additional paid-in capital	473.5	448.7
Retained earnings	513.1	498.1
Accumulated other comprehensive income (loss)	12.0	(10.8)
Total Stockholders’ Equity	1,002.1	939.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,740.2	$1,709.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Net sales	$376.0	$354.5	$1,473.5	$1,427.4
Cost of goods sold	245.1	225.9	947.0	913.9
GROSS PROFIT	130.9	128.6	526.5	513.5
Selling, general and administrative expenses	111.7	95.1	405.7	381.0
Restructuring and other charges, net	1.7	2.4	8.7	4.2
Adjustment to gain on disposal of business	(0.6)	—	(0.6)	1.6
Goodwill and other long-lived asset impairment charges	1.0	0.4	1.2	3.4
OPERATING INCOME	17.1	30.7	111.5	123.3
Other (income) expense:
Interest income	(0.2)	(0.2)	(0.6)	(0.7)
Interest expense	4.9	6.2	21.5	24.6
Other expense (income), net	1.1	0.7	2.8	(0.8)
Total other expense	5.8	6.7	23.7	23.1
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11.3	24.0	87.8	100.2
Provision for income taxes	3.1	5.8	26.9	29.8
NET INCOME FROM CONTINUING OPERATIONS	8.2	18.2	60.9	70.4
Loss from discontinued operations, net of tax	—	(2.7)	(2.3)	(2.0)
NET INCOME	$8.2	$15.5	$58.6	$68.4

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.23	$0.51	$1.72	$1.96
Discontinued operations	—	(0.08)	(0.06)	(0.06)
NET INCOME	$0.23	$0.44	$1.65	$1.90
Weighted average number of shares	35.5	35.4	35.5	36.0

DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.23	$0.51	$1.71	$1.95
Discontinued operations	—	(0.08)	(0.07)	(0.05)
NET INCOME	$0.23	$0.44	$1.65	$1.90
Weighted average number of shares	35.6	35.5	35.6	36.1
Dividends per share	$0.13	$0.11	$0.50	$0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$58.6	$68.4
Loss from discontinued operations, net of taxes	(2.3)	(2.0)
Net income from continuing operations	60.9	70.4
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	34.2	33.1
Amortization of intangibles	14.7	15.4
Loss on disposal and impairment of goodwill, property, plant and equipment and other	1.5	4.1
Stock-based compensation	9.6	6.6
Deferred income tax benefit	(6.8)	—
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(3.5)	2.0
Inventories	(17.3)	(7.1)
Prepaid expenses and other assets	(14.5)	1.1
Accounts payable, accrued expenses and other liabilities	39.5	4.7
Net cash provided by continuing operations	118.3	130.3

INVESTING ACTIVITIES
Additions to property, plant and equipment	(27.7)	(30.5)
Proceeds from the sale of property, plant and equipment	1.5	0.2
Investments in securities	—	(2.1)
Proceeds from sale of asset held for sale	—	3.0
Proceeds from sale of securities	2.1	4.1
Purchase of intangible assets and other	—	(0.1)
Business acquisitions, net of cash acquired	—	(17.5)
Net cash used in investing activities	(24.1)	(42.9)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	9.2
Payment of long-term debt	(77.2)	(23.9)
Payment of capital leases and other	(4.8)	(2.9)
Proceeds from share transactions under employee stock plans	11.9	17.8
Tax benefit of stock awards exercised	1.3	0.9
Payments to repurchase common stock	(23.0)	(65.8)
Dividends	(17.7)	(16.0)
Net cash used in financing activities	(109.5)	(80.7)
Effect of exchange rate changes on cash and cash equivalents	4.1	3.2
Net cash (used in) provided by operating activities of discontinued operations	(0.1)	3.2
Net cash provided by investing activities of discontinued operations	7.9	8.3
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3.4)	21.4
Cash and cash equivalents at beginning of year	271.3	249.9
CASH AND CASH EQUIVALENTS AT END OF YEAR	$267.9	$271.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Americas	$220.6	$205.9	$878.5	$835.0
EMEA	146.2	140.6	562.2	565.6
Asia Pacific	9.2	8.0	32.8	26.8
Total	$376.0	$354.5	$1,473.5	$1,427.4

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Americas	$11.4	$24.9	$90.4	$96.5
EMEA	12.8	12.5	46.9	52.5
Asia Pacific	2.4	2.2	9.7	6.5
Corporate	(9.5)	(8.9)	(35.5)	(32.2)
Total	$17.1	$30.7	$111.5	$123.3

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Americas	$1.5	$1.4	$5.4	$5.3
EMEA	2.5	3.0	10.2	10.9
Asia Pacific	42.1	36.7	170.9	139.0
Total	$46.1	$41.1	$186.5	$155.2

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012

Net sales	$376.0	$354.5	$1,473.5	$1,427.4

Operating income - as reported	$17.1	$30.7	$111.5	$123.3
Operating margin %	4.5%	8.7%	7.6%	8.6%

Adjustments for special items:
Restructuring and other charges, net	1.7	2.4	8.7	5.2
Goodwill and other long-lived asset impairment charges (of which $1.1 is recorded in cost of goods sold in 2013)	2.1	0.4	2.3	3.4
Adjustment to disposal of business	(0.6)	—	(0.6)	1.6
Acquisition accounting in cost of goods sold	—	—	—	0.4
Legal and customs settlements	13.6	2.8	15.3	2.5
Earnout adjustment	0.7	—	0.9	(1.0)
Deployment costs for EMEA transformation	1.2	—	1.2	—
Former CFO retention costs and acceleration of executive share based compensation expense	0.9	0.7	0.9	1.6
	$19.6	6.3	$28.7	13.7

Operating income - as adjusted	$36.7	$37.0	$140.2	$137.0
Adjusted operating margin %	9.8%	10.4%	9.5%	9.6%

Net income from continuing operations - as reported	$8.2	$18.2	$60.9	$70.4

Adjustments for special items - tax affected:
Restructuring and other charges, net	1.1	1.6	6.1	3.4
Goodwill and other long-lived asset impairment charges (of which $1.1 is recorded in cost of goods sold in 2013)	1.5	0.3	1.6	2.5
Adjustment to disposal of business	(0.6)	—	(0.6)	1.6
Acquisition accounting in cost of goods sold	—	—	—	0.3
Legal and customs settlements	8.3	1.7	9.2	0.8
Earnout adjustment	0.5	—	0.6	(0.7)
Deployment costs for EMEA transformation	0.8	—	0.8	—
Former CFO retention costs and acceleration of executive share based compensation expense	0.6	0.4	0.6	0.9
European tax adjustments	—	(0.7)	—	(0.7)
	$12.2	3.3	$18.3	8.1

Net income from continuing operations - as adjusted	$20.4	$21.5	$79.2	$78.5

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.23	$0.51	$1.71	$1.95
Adjustments for special items	0.34	0.09	0.51	0.22
Diluted earnings per share - as adjusted	$0.57	$0.60	$2.22	$2.17

TABLE 1 (CONTINUED)

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

SEGMENT INFORMATION

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2013					December 31, 2012
	Americas	EMEA	Asia Pacific	Corporate	Total	Americas	EMEA	Asia Pacific	Corporate	Total

Net sales	$220.6	146.2	9.2	—	376.0	$205.9	140.6	8.0	—	354.5

Operating income - as reported	$11.4	12.8	2.4	(9.5)	17.1	$24.9	12.5	2.2	(8.9)	30.7
Operating margin %	5.2%	8.8%	26.1%		4.5%	12.1%	8.9%	27.5%		8.7%

Adjustments for special items	$15.8	3.5	(0.6)	0.9	19.6	$3.1	1.9	—	1.3	6.3

Operating income - as adjusted	27.2	16.3	1.8	(8.6)	36.7	28.0	14.4	2.2	(7.6)	37.0
Adjusted operating margin %	12.3%	11.1%	19.6%		9.8%	13.6%	10.2%	27.5%		10.4%

	Year Ended					Year Ended
	December 31, 2013					December 31, 2012
	Americas	EMEA	Asia Pacific	Corporate	Total	Americas	EMEA	Asia Pacific	Corporate	Total

Net sales	$878.5	562.2	32.8	—	1,473.5	$835.0	565.6	26.8	—	1,427.4

Operating income - as reported	$90.4	46.9	9.7	(35.5)	111.5	$96.5	52.5	6.5	(32.2)	123.3
Operating margin %	10.3%	8.3%	29.6%		7.6%	11.6%	9.3%	24.3%		8.6%

Adjustments for special items	$17.5	10.4	(0.6)	1.4	28.7	$6.0	4.2	1.3	2.2	13.7

Operating income - as adjusted	107.9	57.3	9.1	(34.1)	140.2	102.5	56.7	7.8	(30.0)	137.0
Adjusted operating margin %	12.3%	10.2%	27.7%		9.5%	12.3%	10.0%	29.1%		9.6%

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2013	2012

Net cash provided by continuing operations - as reported	$118.3	$130.3
Less: additions to property, plant, and equipment	(27.7)	(30.5)
Plus: proceeds from the sale of property, plant, and equipment	1.5	3.2
Free cash flow	$92.1	$103.0

Net income from continuing operations - as reported	$60.9	$70.4

Cash conversion rate of free cash flow to net income	151.2%	146.3%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2013	2012

Current portion of long-term debt	$2.2	$77.1
Plus: Long-term debt, net of current portion	305.5	307.5
Less: Cash and cash equivalents	(267.9)	(271.3)
Net debt	$39.8	$113.3

Net debt	$39.8	$113.3
Plus: Total stockholders’ equity	1,002.1	939.5
Capitalization	$1,041.9	$1,052.8

Net debt to capitalization ratio	3.8%	10.8%